As filed with the Securities and Exchange Commission on April 9, 1997.
                                             Registration No. 333-





                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549
                                     ___________________

                                          FORM S-8

                                   REGISTRATION STATEMENT
                                            UNDER
                                 THE SECURITIES ACT OF 1933
                                     ___________________

                                  BECKMAN INSTRUMENTS, INC.
                   (Exact name of registrant as specified in its charter)
                                     ___________________

            Delaware                                        95-1040600
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                     2500 Harbor Boulevard, Fullerton, California 92634
                          (Address of principal executive offices)


               BECKMAN INSTRUMENTS, INC. INCENTIVE COMPENSATION PLAN OF 1990
                                  (Full title of the plan)

                                    William H. May, Esq.
                   Vice President, General Counsel and Corporate Secretary
                                  Beckman Instruments, Inc.
                                    2500 Harbor Boulevard
                                Fullerton, California  92634
                           (Name and address of agent for service)
                                     ___________________

                Telephone number, including area code, of agent for service:
                                     (714) 871-4848
                                     ___________________

                              CALCULATION  OF REGISTRATION  FEE


                                            Proposed         Proposed
                                            maximum          maximum
Title of                   Amount           offering         aggregate      Amount of
securities                 to be            price            offering       registration
to be registered           registered       per unit         price          fee


Common Stock, par value    2,000,000<1>,<2> $41.0625<3>    $82,125,000<3>   $24,887<3>
$.10 per share             shares


<1>      This Registration Statement covers, in addition to the
         number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and rights which by reason of certain events specified in the Plan may become subject to the Plan.

<2>      Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 28, 1989, as amended, with First Chicago Trust Company of New York, as Rights Agent.

<3>      Pursuant to Rule 457(h), the maximum offering price, per
         share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 2, 1997, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

         The Exhibit Index included in this Registration Statement is at page 7.


                                           PART I

                                 INFORMATION REQUIRED IN THE
                                  SECTION 10(a) PROSPECTUS


               The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                           PART II

                                 INFORMATION REQUIRED IN THE
                                   REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents of Beckman Instruments, Inc. (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

        (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and
Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr.
May is compensated by the Company, the holder of options to acquire shares of Common Stock, and a Plan participant.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.        EXHIBITS

               See the attached Exhibit Index.

ITEM 9.        UNDERTAKINGS

               The information and contents of Registration Statement No. 33-41519 and Registration Statement No. 33-66990, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statements, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on February 6, 1997.


                                          BECKMAN INSTRUMENTS, INC.


                                          By:    /s/ Louis T. Rosso
                                                 Louis T. Rosso
                                          Its:   President and Chief
                                                 Executive Officer



                                POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints Louis T. Rosso, Dennis K. Wilson, and James T. Glover, or each of them individually, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                TITLE                    DATE



/s/ Louis T. Rosso             Chairman of the Board, Chief               February 6, 1997
Louis T. Rosso                 Executive Officer and Director
                               (Principal Executive Officer)

/s/ Dennis K. Wilson           Vice President, Finance, Chief             February 6, 1997
Dennis K. Wilson               Financial Officer and Director
                               (Principal Financial Officer)


/s/ James T. Glover            Vice President and Controller              February 6, 1997
James T. Glover                (Controller)




/s/ Earnest H. Clark, Jr.       Director<1>                               February 6, 1997
Earnest H. Clark, Jr.


/s/ Dennis C. Fill              Director<1>                               February 6, 1997
Dennis C. Fill


/s/ Carolyne K. Davis           Director                                  February 6, 1997
Carolyne K. Davis, Ph.D


/s/ Gavin S. Herbert            Director                                  February 6, 1997
Gavin S. Herbert


/s/ Betty Woods                 Director<1>                               February 6, 1997
Betty Woods


/s/ Francis P. Lucier           Director                                  February 6, 1997
Francis P. Lucier


/s/ Hugh K. Coble               Director                                  February 6, 1997
Hugh K. Coble


/s/ Charles A. Haggarty         Director                                  February 6, 1997
Charles A. Haggarty


/s/ William N. Kelley           Director                                  February 6, 1997
Dr. William N. Kelley


/s/ C. Rocerick O'Neil          Director                                  February 6, 1997
C. Roderick O'Neil


/s/ John P. Wareham             Director                                  February 6, 1997
John P. Wareham




___________________________________________________
<1> Member of Organization and Compensation Committee

                                      EXHIBIT INDEX<1>


Exhibit
Number                  Description


4.         Beckman Instruments, Inc. Incentive
           Compensation Plan of 1990 (Amended and
           Restated April 4, 1997).

5.         Opinion of Company Counsel (opinion re
           legality).

23.1       Consent of Independent Accountants.

23.2       Consent of Company Counsel (included in
           Exhibit 5).

24.        Power of Attorney (included in this
           Registration Statement under "Signatures").

_________________________________________________
<1>        Each exhibit index and exhibit of Registration Statement
           No. 33-41519 and Registration Statement No. 33-66990, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant, are incorporated herein by reference.